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                                                                    EXHIBIT 31.2

CERTIFICATION

   I, M. Wayne Wisehart, certify that:

1. I have reviewed this Amendment No. 1 to quarterly report on Form 10-Q/A of Western Wireless Corporation.

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this quarterly report.

3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report.

                                          By: /s/ M. WAYNE WISEHART
                                              ----------------------------------
                                              M. Wayne Wisehart
                                              Executive Vice President and Chief
                                              Financial Officer

Dated: September 11, 2003